Exhibit 99.1

Marten Transport Announces First Quarter Results

MONDOVI, Wis., April 21, 2016 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $8.2 million, or 25 cents per diluted share, for the quarter ended March 31, 2016.  Net income improved 2.4% over 2015 first quarter earnings of $8.0 million, or 24 cents per diluted share, excluding a $3.7 million gain on the disposition of a facility.  Net income for the 2015 quarter, including the gain, was $10.2 million, or 30 cents per diluted share.  The disposition was part of Marten’s ongoing program to expand and update the footprint of its facilities.

Operating revenue, net of both fuel surcharges and revenue from the Company’s dry container service discontinued in March 2015, improved 8.9%, to $151.9 million, for the first quarter of 2016 from $139.4 million for the first quarter of 2015.  Operating revenue increased to $161.9 million for the 2016 quarter from $161.3 million for the 2015 quarter, despite substantially lower fuel surcharges due to decreased fuel prices in 2016.  Fuel surcharge revenue decreased to $10.0 million for the first quarter of 2016 from $20.6 million for the 2015 quarter.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 90.7% for the first quarter of 2016.  The operating ratio, net of both the gain on the facility disposition and fuel surcharges, was 90.3% for the first quarter of 2015.

Chairman and Chief Executive Officer Randolph L. Marten said, “In the face of pricing pressures and a soft freight market since last year’s second quarter, we have continued to demonstrate disciplined execution of our unique, multifaceted and diverse business model.  We successfully grew our average number of truckload and dedicated tractors by 384 tractors, or 16.5%, year over year, and paid off our December 31, 2015 debt balance of $37.9 million during the quarter.  We believe that we are well-positioned to profitably capitalize on further growth opportunities within each of our transportation service platforms in 2016.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States.  Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment.  Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers.  Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements.  Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.  The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(In thousands, except share information)	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$1,156	$434
Receivables:
Trade, net	65,285	70,597
Other	4,719	10,885
Prepaid expenses and other	16,829	18,134
Total current assets	87,989	100,050

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	723,457	724,597
Accumulated depreciation	(204,410)	(196,588)
Net property and equipment	519,047	528,009
Other assets	3,356	3,469

Total assets	$610,392	$631,528

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$44,431	$33,641
Insurance and claims accruals	17,105	16,235

Total current liabilities	61,536	49,876
Long-term debt	-	37,867
Deferred income taxes	138,044	134,364
Total liabilities	199,580	222,107

Stockholders’ equity:
Preferred stock, $.01 par value per share;
2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share;
96,000,000 shares authorized; 32,419,481 shares at March 31, 2016, and 32,759,806 shares at December 31, 2015, issued and outstanding	324	328
Additional paid-in capital	70,481	76,468
Retained earnings	340,007	332,625
Total stockholders’ equity	410,812	409,421
Total liabilities and stockholders’ equity	$610,392	$631,528

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months
	Ended March 31,
(In thousands, except per share information)	2016	2015

Operating revenue	$161,929	$161,287

Operating expenses (income):
Salaries, wages and benefits	54,830	48,808
Purchased transportation	28,035	29,504
Fuel and fuel taxes	19,630	26,476
Supplies and maintenance	10,499	10,442
Depreciation	20,047	17,827
Operating taxes and licenses	2,185	1,876
Insurance and claims	7,355	8,090
Communications and utilities	1,620	1,528
Gain on disposition of revenue equipment	(1,434)	(1,161)
Gain on disposition of facility	-	(3,712)
Other	5,037	4,298

Total operating expenses	147,804	143,976

Operating income	14,125	17,311

Other	215	15

Income before income taxes	13,910	17,296

Provision for income taxes	5,717	7,108

Net income	$8,193	$10,188

Basic earnings per common share	$0.25	$0.30

Diluted earnings per common share	$0.25	$0.30

Dividends declared per common share	$0.025	$0.025

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	March 31,		March 31,	March 31,
(Dollars in thousands)	2016	2015	2016 vs. 2015	2016 vs. 2015
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$82,942	$86,811	$(3,869)	(4.5)%
Truckload fuel surcharge revenue	7,112	14,590	(7,478)	(51.3)
Total Truckload revenue	90,054	101,401	(11,347)	(11.2)

Dedicated revenue, net of fuel surcharge revenue	35,510	19,863	15,647	78.8
Dedicated fuel surcharge revenue	1,587	2,591	(1,004)	(38.7)
Total Dedicated revenue	37,097	22,454	14,643	65.2

Intermodal revenue, net of fuel surcharge revenue	15,854	17,019	(1,165)	(6.8)
Intermodal fuel surcharge revenue	1,347	3,373	(2,026)	(60.1)
Total Intermodal revenue	17,201	20,392	(3,191)	(15.6)

Brokerage revenue	17,577	17,040	537	3.2

Total operating revenue	$161,929	$161,287	$642	0.4%

Operating income:
Truckload	$6,940	$9,602	$(2,662)	(27.7)%
Dedicated	4,324	2,004	2,320	115.8
Intermodal	1,929	1,251	678	54.2
Brokerage	932	742	190	25.6
Total operating income before gain on disposition of facility	14,125	13,599	526	3.9
Gain on disposition of facility	-	3,712	(3,712)	(100.0)
Total operating income	$14,125	$17,311	$(3,186)	(18.4)%

Operating ratio:
Truckload	92.3%	90.5%
Dedicated	88.3	91.1
Intermodal	88.8	93.9
Brokerage	94.7	95.6
Consolidated operating ratio before gain on disposition of facility	91.3%	91.6%
Consolidated operating ratio	91.3%	89.3%

MARTEN TRANSPORT, LTD.
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31,
	2016	2015
Truckload Segment:
Revenue (in thousands)	$90,054	$101,401
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,366	$3,606
Average tractors(1)	1,896	1,872
Average miles per trip	642	705
Non-revenue miles percentage(2)	9.6%	9.2%
Total miles (in thousands)	44,471	47,530

Dedicated Segment:
Revenue (in thousands)	$37,097	$22,454
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,375	$3,442
Average tractors(1)	809	449
Average miles per trip	314	375
Non-revenue miles percentage(2)	0.8%	2.3%
Total miles (in thousands)	18,521	11,075

Intermodal Segment:
Revenue (in thousands)	$17,201	$20,392
Loads	8,696	9,367
Average tractors	76	96

Brokerage Segment:
Revenue (in thousands)	$17,577	$17,040
Loads	12,951	10,850

At March 31, 2016 and March 31, 2015:
Total tractors(1)	2,784	2,422
Average age of company tractors (in years)	1.6	1.8
Total trailers	4,725	4,327
Average age of company trailers (in years)	2.7	2.6
Ratio of trailers to tractors(1)	1.7	1.8

	Three Months
	Ended March 31,
(In thousands)	2016	2015

Net cash provided by operating activities	$55,065	$53,162
Net cash used for investing activities	9,553	6,762
Net cash used for financing activities	44,790	24, 823

Weighted average shares outstanding:
Basic	32,454	33,458
Diluted	32,639	33,761

(1) Includes tractors driven by both company-employed drivers and independent contractors.  Independent contractors provided 79 and 54 tractors as of March 31, 2016 and 2015, respectively.

(2) Represents the percentage of miles for which the company is not compensated.

CONTACTS:

Tim Kohl, President, and

Jim Hinnendael, Executive Vice President and

Chief Financial Officer,

of Marten Transport, Ltd.,

715-926-4216.